PIONEER VARIABLE CONTRACTS TRUST

               AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST

                                       OF

                        PIONEER VARIABLE CONTRACTS TRUST

     The undersigned, being at least a majority of the Trustees of Pioneer Variable Contracts Trust, a Delaware statutory trust (the "Trust"), do hereby amend the Agreement and Declaration of Trust, dated September 16, 2004, as amended (the "Declaration"), as follows, such amendment to be effective on the date hereof:

     Pursuant to Article IX, Section 8 of the Declaration, the portfolios set forth on ANNEX A are added as series of the Trust, each such portfolio to have Class I and Class II shares.

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IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of this 3rd day of August, 2004.


/s/ John F. Cogan, Jr                       /s/ Osbert M. Hood
------------------------------------        ------------------------------------
John F. Cogan, Jr                           Osbert M. Hood


/s/ Mary K. Bush                            /s/ Marguerite A. Piret
------------------------------------        ------------------------------------
Mary K. Bush                                Marguerite A. Piret


/s/ Richard H. Egdahl, M.D.                 /s/ Stephen K. West
------------------------------------        ------------------------------------
Richard H. Egdahl, M.D.                     Stephen K. West


/s/ Margaret B.W. Graham                    /s/ John Winthrop
------------------------------------        ------------------------------------
Margaret B.W. Graham                        John Winthrop

                                       The address of each Trustee is:

                                          c/o Pioneer Investment Management, Inc
                                          60 State Street, Boston, Massachusetts
                                          02109

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                                                                         ANNEX A
                                                                         -------
              Additional Series of Pioneer Variable Contracts Trust
              -----------------------------------------------------


                          Pioneer Bond VCT Portfolio

                   Pioneer Growth Opportunities VCT Portfolio

                    Pioneer Small Cap Value II VCT Portfolio